For Immediate        Contact:
Release

February 8, 2001     Karen A. Warren (Investor        401-727-5401
                     Relations)
                     Wayne S. Charness (News Media)   401-727-5983


      HASBRO REPORTS FULL-YEAR AND FOURTH QUARTER 2000 RESULTS
             In-line with Previously Announced Guidance

      Pawtucket, RI (February 8, 2001) -- Hasbro, Inc. (NYSE:HAS) today reported fourth quarter and full-year 2000 results in line with previously announced guidance in December. Prior to charges, the net loss for the year was $23.0 million compared to earnings of $286.6 million in 1999, and diluted loss per share was $0.13 compared to earnings of $1.42 in 1999. These results include a loss from operations of $0.40 per share attributable to Hasbro Interactive and Games.com and exclude $146.1 million of pre-tax charges ($93.5 million after-tax) related to the previously announced Consolidation Programs and a pre-tax charge of $44.0 million ($28.2 million after-tax) associated with the sale of Hasbro Interactive and Games.com.

     "2000 was an extremely disappointing year for Hasbro," said Alan
G. Hassenfeld, Chairman and Chief Executive Officer. "A host of factors contributed to a loss year that we view as an aberration when you look at our performance over the long term and the record results of 1999. However, our international business continued to be strong, with revenues from international customers up almost 17.8% in local currencies and 8.7% in U.S. dollars. Worldwide, core brands that performed well were G.I. Joe, Action Man, Tonka, Play-Doh, games and robotic pets."

     For the year, net revenues worldwide were $3.8 billion compared to $4.2 billion in 1999, reflecting a significant decline in Furby and Star Wars. Total fourth quarter net revenues were $1.2 billion compared to $1.6 billion a year ago. The decline in fourth quarter revenues primarily reflects a decline in Pokemon, including trading card games, as well as weakness in the U.S. toy group.

     Prior to charges, the net loss for the fourth quarter was $58.4 million compared to earnings of $155.4 million a year ago, and diluted loss per share of $0.34 per share compared to earnings of $0.79 in 1999. These results exclude $146.1 million of pre-tax charges ($93.5 million after-tax) related to the Consolidation Programs and the write-down of $44.0 million associated with the sale of Hasbro Interactive and Games.com. The attached schedule "Impact of Consolidation Program" sets forth earnings before and after these charges. Including charges, the reported net loss for the fourth quarter was $180.1 million or $1.05 diluted loss per share and the net loss for the year was $144.6 million or $0.82 diluted loss per share.

     Full year Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $267.9 million compared to $669.1 million in 1999. Full year EBITDA before any charges was $325.0 million in 2000 and $708.0 million in 1999.

     "As we look to 2001 we are very focused on enhancing shareholder value by continuing to reduce our expenses, lower our break-even and bring more focus on growing our own brands and new product development," said Alfred J. Verrecchia, President and Chief Operating Officer. "As part of our program to improve long-term profitability we are significantly reducing overhead throughout the Company. We are reducing headcount by approximately 850 across all divisions of Hasbro, not counting Hasbro Interactive and Games.com. Our goal continues to be lowering our break even by reducing fixed expenses in product development, sales and marketing, and administrative functions. We are working to make Hasbro more efficient so we can better leverage our revenue and earnings streams going forward," Verrecchia noted.

     "We are very pleased to report that we completed the sale of Hasbro Interactive and Games.com to Infogrames Entertainment, SA in January. The write-down associated with the sale was $44.0 million, consisting of $39 million in asset write-down and $5 million from the reduction in the market value of Infogrames Entertainment, SA common stock from the time the transaction was announced to the market price at the time of the closing," added Verrecchia.

     Mr. Hassenfeld added, "We are confident that we are making the right moves to make Hasbro leaner and more consistently profitable for shareholders. While 2000 has been a very painful year, we are looking forward to returning Hasbro to profitability in 2001 and beyond."

     Hasbro will webcast its fourth quarter conference call at 9:00 a.m. Eastern time today. The webcast will review financial results for the fourth quarter and full year 2000. Investors and the media are invited to listen at http://www.hasbro.com (select "Investors & Media" from the home page, then click on the webcast icon).

     Hasbro is a worldwide leader in children's and family leisure time and entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech. Both internationally and in the U.S., its PLAYSKOOL, TONKA, SUPER SOAKER, MILTON BRADLEY, PARKER BROTHERS, TIGER, and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.


Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "anticipate", "believe", "could", "expect", "intend", "look forward", "may", "planned", "potential", "should", "will" and "would". Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to, the Company's ability to manufacture, source and ship new and continuing products on a timely basis and the acceptance of those products by customers and consumers at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic conditions, including higher fuel prices and availability of electronic components, currency fluctuations and government regulation and other actions in the various markets in which the Company operates throughout the world; the inventory policies of retailers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; market conditions, third party actions or approvals and the impact of competition that could delay or increase the cost of implementation of the Company's consolidation programs or alter the Company's actions and reduce actual results, and the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

EBITDA (earnings before interest, taxes, depreciation and amortization) represents operating profit plus loss on the sale of a business unit, restructuring charges, depreciation and all amortization. EBITDA is not adjusted for all noncash expenses or for working capital, capital expenditures or other investment requirements and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses. Thus, EBITDA should not be considered in isolation or as a substitute for net earnings or cash provided by operating activities, each prepared in accordance with generally accepted accounting principles, when measuring Hasbro's profitability or liquidity as more fully discussed in the Company's financial statements and securities filings.

                                 ###


                                  HASBRO, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS


(Thousands of Dollars and Shares Except Per Share Data)
                                   Quarter Ended             Year Ended
                                --------------------    --------------------
                                 Dec. 31,   Dec. 26,     Dec. 31,   Dec. 26,
                                   2000       1999         2000       1999
                                ---------  ---------    ---------  ---------
Net Revenues                   $1,162,744  1,591,112   $3,787,215  4,232,263
Cost of Sales                     616,094    652,686    1,673,973  1,698,242
                                ---------  ---------    ---------  ---------
Gross Profit                      546,650    938,426    2,113,242  2,534,021
Amortization                       59,118     84,559      157,763    173,533
Royalties, Research and
 Development                      209,265    249,294      635,366    711,790
Advertising                       171,256    157,053      452,978    456,978
Selling, Distribution and
 Administration                   237,043    284,688      863,496    799,919
Restructuring Charge               63,951     64,232       63,951     64,232
Loss on Sale of Business Units     43,965        -         43,965        -
                                ---------    -------    ---------  ---------
Operating Profit (Loss)          (237,948)    98,600     (104,277)   327,569
Interest Expense                   34,215     24,552      114,421     69,340
Other (Income) Expense, Net         5,213     (9,574)       7,288    (15,616)
                                ---------  ---------    ---------  ---------
Earnings (Loss) Before
 Income Taxes                    (277,376)    83,622     (225,986)   273,845
Income Taxes                      (97,286)    25,923      (81,355)    84,892
                                ---------  ---------    ---------  ---------
Net Earnings (Loss)            $ (180,090)    57,699   $ (144,631)   188,953
                                =========  =========    =========  =========

Per Common Share
  Net Earnings (Loss)
    Basic                      $    (1.05)$      .30   $    (0.82)$      .97
                                =========  =========    =========  =========
    Diluted                    $    (1.05)$      .29   $    (0.82)$      .93
                                =========  =========    =========  =========

  Cash Dividends Declared      $      .03 $      .06   $      .21 $      .24
                                =========  =========    =========  =========

Weighted Average Number
 of Shares
  Basic                           171,820    193,828      176,437    194,917
                                =========  =========    =========  =========
  Diluted                         171,820    196,395      176,437    202,103
                                =========  =========    =========  =========

                                  HASBRO, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

  (Thousands of Dollars)


                                                    Dec. 31,        Dec. 26,
                                                      2000            1999
                                                   ---------       ---------
                   Assets
  Cash and Cash Equivalents                       $  127,115      $  280,159
  Accounts Receivable, Net                           685,975       1,084,118
  Inventories                                        335,493         408,571
  Other                                              431,630         358,804
                                                   ---------       ---------
  Total Current Assets                             1,580,213       2,131,652
  Property, Plant and Equipment, Net                 296,729         318,825
  Other Assets                                     1,951,517       2,012,871
                                                   ---------       ---------
  Total Assets                                    $3,828,459      $4,463,348
                                                   =========       =========

        Liabilities and Shareholders' Equity
  Short-term Borrowings                           $  228,085      $  714,669
  Payables and Accrued Liabilities                 1,011,727       1,356,658
                                                   ---------       ---------
  Total Current Liabilities                        1,239,812       2,071,327
  Long-term Debt                                   1,167,838         420,654
  Deferred Liabilities                                93,403          92,392
                                                   ---------       ---------
  Total Liabilities                                2,501,053       2,584,373
  Total Shareholders' Equity                       1,327,406       1,878,975
                                                   ---------       ---------
  Total Liabilities and Shareholders' Equity      $3,828,459      $4,463,348
                                                   =========       =========


                                  HASBRO, INC.
                        IMPACT OF CONSOLIDATION PROGRAM


(Thousands of Dollars and Shares Except Per Share Data)

                                         Quarter Ended December 31, 2000
                                     ---------------------------------------
                                                   Impact of      Excluding
                                                 Consolidation  Consolidation
                                                  Program and    Program and
                                                  Loss on Sale   Loss on Sale
                                        As        of Business     of Business
                                     Reported         Units           Units
                                     ---------      ---------      ---------
Net Revenues                        $1,162,744              -     $1,162,744
Cost of Sales                          616,094         (6,625)       609,469
                                     ---------      ---------      ---------
Gross Profit                           546,650          6,625        553,275
Amortization                            59,118        (25,046)        34,072
Royalties, Research and
 Development                           209,265        (42,270)       166,995
Advertising                            171,256         (3,155)       168,101
Selling, Distribution and
 Administration                        237,043         (5,095)       231,948
Restructuring Charge                    63,951        (63,951)             -
Loss on Sale of Business Units          43,965        (43,965)             -
                                     ---------      ---------      ---------
Operating Profit (Loss)               (237,948)       190,107        (47,841)
Interest Expense                        34,215              -         34,215
Other (Income) Expense, Net              5,213              -          5,213
                                     ---------      ---------      ---------
Earnings (Loss) Before Income Taxes   (277,376)       190,107        (87,269)
Income Taxes                           (97,286)        68,438        (28,848)
                                     ---------      ---------      ---------
Net Earnings (Loss)                 $ (180,090)       121,669     $  (58,421)
                                     =========      =========      =========

Per Common Share
  Net Earnings (Loss)
    Basic                           $    (1.05)           .71     $    (0.34)
                                     =========      =========      =========
    Diluted                         $    (1.05)           .71     $    (0.34)
                                     =========      =========      =========
Weighted Average Number
 of Shares
  Basic                                171,820
                                     =========
  Diluted                              171,820
                                     =========

                                  HASBRO, INC.
                        IMPACT OF CONSOLIDATION PROGRAM


(Thousands of Dollars and Shares Except Per Share Data)

                                            Year Ended December 31, 2000
                                     ---------------------------------------
                                                   Impact of      Excluding
                                                 Consolidation  Consolidation
                                                  Program and    Program and
                                                  Loss on Sale   Loss on Sale
                                        As        of Business     of Business
                                     Reported         Units           Units
                                     ---------      ---------      ---------
Net Revenues                        $3,787,215              -     $3,787,215
Cost of Sales                        1,673,973         (6,625)     1,667,348
                                     ---------      ---------      ---------
Gross Profit                         2,113,242          6,625      2,119,867
Amortization                           157,763        (25,046)       132,717
Royalties, Research and
 Development                           635,366        (42,270)       593,096
Advertising                            452,978         (3,155)       449,823
Selling, Distribution and
 Administration                        863,496         (5,095)       858,401
Restructuring Charge                    63,951        (63,951)             -
Loss on Sale of Business Units          43,965        (43,965)             -
                                     ---------      ---------      ---------
Operating Profit (Loss)               (104,277)       190,107         85,830
Interest Expense                       114,421              -        114,421
Other (Income) Expense, Net              7,288              -          7,288
                                     ---------      ---------      ---------
Earnings (Loss) Before Income Taxes   (225,986)       190,107        (35,879)
Income Taxes                           (81,355)        68,438        (12,917)
                                     ---------      ---------      ---------
Net Earnings (Loss)                 $ (144,631)       121,669     $  (22,962)
                                     =========      =========      =========

Per Common Share
  Net Earnings (Loss)
    Basic                           $    (0.82)           .69     $    (0.13)
                                     =========      =========      =========
    Diluted                         $    (0.82)           .69     $    (0.13)
                                     =========      =========      =========
Weighted Average Number
 of Shares
  Basic                                176,437
                                     =========
  Diluted                              176,437
                                     =========